                                                                       EXHIBIT 3


                                                             ENGLISH TRANSLATION







               CHINESE FINANCIAL EDUCATION DEVELOPMENT FOUNDATION



                                       AND



                                [NAME IN CHINESE]
               (HUACHEN AUTOMOTIVE GROUP HOLDINGS COMPANY LIMITED)








                    -----------------------------------------

                                AGREEMENT FOR THE
                         SALE AND PURCHASE OF SHARES IN
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED

                   -------------------------------------------










                                     BAKER &
                           14th Floor Hutchison House
                                10 Harcourt Road
                                    Hong Kong
                       LKL/EC/DK/DK01936.FIN(2)(Clean).doc

                                   CONTENTS


CLAUSE                                            HEADING                                                  PAGE
------                                            -------                                                  ----
1.                Definitions and Interpretation..............................................................1
2.                Sale of the Sale Shares.....................................................................3
3.                Consideration...............................................................................3
4                 Offer.......................................................................................3
5                 Completion..................................................................................4
6.                Warranties..................................................................................5
7.                Further Obligations of the Vendor...........................................................7
8.                Restriction on Announcements................................................................8
9.                General.....................................................................................8
10.               Governing Law and Submission to Jurisdiction................................................9

Execution         ...........................................................................................11

This Deed was executed by the following parties on 18 December 2002:


(1) CHINESE FINANCIAL EDUCATION DEVELOPMENT FOUNDATION, a non-governmental non-profit making organisation established in the People's Republic of China whose legal address is at 48 Xijiaominxiang Xicheng District, Beijing 100031, PRC (the "VENDOR"); and

(2) [NAME IN CHINESE] (HUACHEN AUTOMOTIVE GROUP HOLDINGS COMPANY LIMITED), a wholly state-owned limiTed liability company established in the People's Republic of China whose legal address is at 26 Kunshandong Road, Huanggu District, Shenyang City, Liaoning Province 110032, PRC (the "PURCHASER").


RECITALS:

(A) The Company is a company incorporated in Bermuda with limited liability whose principal place of business in Hong Kong is at Suites 2303-2306, 23rd Floor, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong. As at the date hereof, the Company has an authorised capital of US$50,000,000 divided into 5,000,000,000 Shares, each with a par value of US$0.01. Of such Shares, 3,666,052,900 Shares have been issued and are fully paid-up and are listed on, and dealt in on, the Stock Exchange and on New York Stock Exchange, Inc. in the form of American depository shares.

(B) The Vendor, as beneficial owner, has agreed to sell, and the Purchaser has agreed to purchase, a total of 1,446,121,500 Shares beneficially owned as at the date hereof by the Vendor, representing approximately 39.45% of the total issued share capital of the Company, and the Purchaser has agreed to make the Offer, in each case upon the terms and conditions hereinafter contained.


THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

1.01 In this Deed, unless the context permits otherwise, the following words and expressions shall have the following meanings:

         "COMPANY" means Brilliance China Automotive Holdings Limited;

         "COMPANIES ORDINANCE" means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

         "COMPLETION" means completion of the sale and purchase of the Sale Shares pursuant to Clause 5;

         "COMPLETION DATE" means the date hereof (or such other date as the Parties may agree in writing);

         "CONSIDERATION" means the total consideration for the sale and purchase of the Sale Shares, being the sum specified in Clause 3.01;

         "DIRECTORS" means the directors of the Company;

         "HK$" means the lawful currency for the time being of Hong Kong;

         "HONG KONG" means the Hong Kong Special Administrative Region of the
         PRC;

         "LISTING RULES" means the Rules Governing the Listing of Securities on the Stock Exchange;

         "MANAGEMENT TEAM" means 4 of the executive directors of the Company (i.e., Mr. Wu Xiao An (also known as Ng Siu On), Mr. Su Qiang (also known as So Keung), Mr. Hong Xing and Mr. He Tao (also known as Ho
         To));

         "OFFER" means the conditional general offer for the Offer Shares to be made by CLSA Limited, on behalf of the Purchaser and the Management Team, in accordance with the Takeovers Code;

         "OFFER SHARES" means the existing issued Shares (whether they are ordinary shares or American depository shares) but excluding the Sale Shares and any other Shares (whether they are ordinary shares or American depository shares) owned by the Purchaser and the Management Team and parties acting in concert with them on the Completion Date and/or acquired or agreed to be acquired by the Purchaser and the Management Team and parties acting in concert with them while the Offer remains open for acceptance;

         "PARTIES" means the parties executing this Deed and "PARTY" means either one of them;

         "PARTIES ACTING IN CONCERT" has the meaning ascribed thereto in the Takeovers Code;

         "PRC" means the People's Republic of China but excluding, for the purposes of this Deed, Hong Kong, Taiwan and Macau Special Administrative Region of the PRC;

         "SALE SHARES" means the 1,446,121,500 Shares to be bought and sold pursuant to Clause 2;

         "SALE SHARE PRICE" means HK$0.10 per Sale Share;

         "SFC" means the Securities and Futures Commission of Hong Kong;

         "SHARES" means ordinary shares with a par value of US$0.01 each in the capital of the Company;

         "STOCK EXCHANGE" means The Stock Exchange of Hong Kong Limited;

         "TAKEOVERS CODE" means the Hong Kong Code on Takeovers and Mergers;



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

         "TAX" means all forms of taxation, estate duties, deductions, withholdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in Hong Kong or elsewhere and any interest, additional taxation, penalty, surcharge or fine in connection therewith; and

         "US$" means the lawful currency for the time being of the United States of America.

1.02 The expressions the "VENDOR" and the "PURCHASER" shall, where the context permits, include their respective successors and permitted assigns.

1.03     In construing this Deed:

         (a) the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

         (b) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.


2.       SALE OF THE SALE SHARES

         Subject to the terms of this Deed, the Vendor shall sell as beneficial owner the Sale Shares and the Purchaser shall purchase such Shares free from all liens, charges and encumbrances and together with all rights now or hereafter attaching thereto (including all rights to any dividend or other distribution declared, made or paid on or after the date of this Deed).


3.       CONSIDERATION

3.01 The total consideration payable to the Vendor for the Sale Shares shall be HK$144,612,150.

3.02 The Consideration shall be payable on Completion Date in accordance with Clause 5.03(a).


4.       OFFER

4.01 The Purchaser undertakes to the Vendor, following and subject to Completion, to comply with its obligations under the Takeovers Code to make the Offer to the holders of the Offer Shares (other than such holders in respect of which the SFC may agree may be excluded from the Offer) together with the Management Team to purchase the Offer Shares at a cash price per Offer Share equal to the Sale Share Price, such Offer to be conditional only on the Purchaser and the Management Team receiving acceptances in respect of the Offer Shares which will result in the Purchaser and the Management Team and parties acting in concert with them (if any) holding, in aggregate, more than 50% of the total issued Shares following the close of the Offer. The Vendor undertakes to the Purchaser to use its best endeavours to procure that the Company and the Directors comply with their respective obligations under the Takeovers Code. Following Completion and in accordance with the Takeovers Code, the Parties shall use their respective best endeavours (and the Vendor shall use its best endeavours to procure that the Company uses its best endeavours) to procure the despatch by such date as is required under the Takeovers Code (or such later date as may be approved by the SFC and agreed in writing by the Parties) to all holders of the Shares on the register of members of the Company as at the latest practicable date stated in the offer document (whether they are holders of ordinary shares or holders of American depository shares) (other than such holders in respect of which the SFC may agree may be excluded from the Offer), of the offer document.

4.02 The Parties hereby undertake that they will each use all reasonable endeavours to supply such information as may be reasonably required to be included in the documents to be despatched or the announcements to be issued pursuant to the Takeovers Code in connection with the Offer, take respective responsibility for such information and authorise the publication, despatch and/or release of such documents and announcements.


5.       COMPLETION

5.01 Completion shall take place on the Completion Date at the offices of Baker & McKenzie, Beijing (or such other date and place as the Parties may agree in writing) when all (but not some only) of the events set out in Clauses 5.02 and 5.03 shall occur.

5.02     At Completion, the Vendor shall deliver or cause to be delivered to the
         Purchaser:

         (a) duly executed instruments of transfer and sold notes in respect of all of the Sale Shares in favour of the Purchaser (or its nominee) accompanied by the relevant share certificates (other than the share certificates representing 110,006,000 Shares of the Sale Shares (i.e., share certificate numbers BLC00013026 and BLC00006473) and the 6,000 Shares which are held by The Bank of New York, in its capacity as the depositary for the Vendor, in its custodian account entitled "unexchanged shares", all of which have been lost by the Vendor) and a Hong Kong dollar cheque drawn in favour of the Government of the Hong Kong Special Administrative Region for the Vendor's estimated share of stamp duty payable in respect of the transfer of the Sale Shares;

         (b) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as the holder(s) of any of the Sale Shares;

         (c) certified copies of any powers of attorney under which any of the documents referred to in this Clause 5.02 are executed or evidence satisfactory to the Purchaser of the authority of any person signing on behalf of the Vendor; and



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

         (d) such other documents as may be required to give to the Purchaser good title to the Sale Shares and to enable the Purchaser or its nominees to become the registered holders thereof.

5.03 At Completion, the Purchaser shall, subject to compliance by the Vendor of all of its obligations under Clause 5.02:

         (a)      pay the Consideration in such manner as the Parties may agree;
                  and

         (b) deliver to the Vendor a certified copy of the minutes of a meeting of the board of directors of the Purchaser which is held for the purposes of approving the execution by the Purchaser of this Deed.

5.04 Without prejudice to any other rights enjoyed by the Purchaser or any other remedies available to the Purchaser, if in any respect the provisions of Clause 5.02 are not complied with by the Vendor on the Completion Date, the Purchaser may:

         (a) defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of this Clause shall apply to Completion as so deferred); or

         (b) proceed to Completion so far as practicable (without prejudice to its rights under this Deed); or

         (c)      rescind this Deed.


6.       WARRANTIES

6.01 The Vendor represents, warrants and undertakes to and with the Purchaser (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) that each of the following statements is true and accurate as at the date hereof:

         (a) It is the beneficial owner of the Sale Shares, free and clear of any lien, charge, or other encumbrance whatsoever and the Company has not exercised any lien over any of the Sale Shares and there is no outstanding call on the Sale Shares and all of the Sale Shares are fully paid.

         (b) The Sale Shares represent 39.45% of the entire issued share capital of the Company and constitute all the issued shares in the Company that are owned by the Vendor and no issued Shares are owned by any of the Vendor's associates (as defined in the Listing Rules).

         (c) It is a non-governmental non-profit making organisation established and validly existing under the laws of the PRC. No receivers have been appointed nor has it been wound up, and it has not taken any steps for its winding up. No petition has been presented for its winding up and no distress, execution or other process has been levied on any of its assets.



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

         (d) It has the organisational power and other power to enter into and perform its obligations under this Deed and to carry out the transactions contemplated hereby.

         (e) It has taken all necessary organisational action or other action to authorise the entering into and performance of this Deed and to carry out the transactions contemplated hereby.

         (f)      This Deed is a valid and binding obligation on the Vendor.

         (g) All information contained in this Deed (including the Recitals) is true and accurate in all respects and not misleading in any respect.

6.02 The Vendor acknowledges that the Purchaser entered into this Deed in reliance upon the warranties referred to in Clause 6.01 and have been induced by them to enter into this Deed.

6.03 Any liability of the Vendor in respect of a breach of the warranties referred to in Clause 6.01 shall survive Completion.

6.04 Each of the warranties referred to in Clause 6.01 shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other warranty or any other term of this Deed or other warranties referred to above or other clauses.

6.05 Without restricting the rights of the Purchaser or otherwise affecting the ability of the Purchaser to claim damages on any other basis available to it, in the event that any of the warranties referred to in Clause 6.01 is broken or (as the case may be) proves to be untrue or misleading, the Vendor shall, on demand, pay to the Purchaser:

         (a) the amount to restore the Purchaser to its original position (had the warranties referred to in Clause 6.01 not been breached or (as the case may be) had they been true and not been misleading); and

         (b) all costs and expenses incurred by the Purchaser in connection with or as a result of such breach and any costs (including legal costs on a solicitor and own client basis), expenses or other liabilities which the Purchaser may incur either before or after the commencement of any action in connection with:
                  (i) any legal proceedings in which the Purchaser claims that any of the warranties has been broken or is untrue or misleading and in which judgment is given for the Purchaser; or (ii) the enforcement of any settlement of, or judgment in respect of, such claim.

6.06 The benefit of the warranties referred to in Clause 6.01 may be assigned in whole or in part and without restriction by the person for the time being entitled thereto.

6.07 If any sum payable by the Vendor under this Clause 6 shall be subject to Tax (whether by way of deduction or withholding or direct assessment of the person entitled thereto), such payment shall be increased by such an amount as shall ensure that after





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

         deduction, withholding or payment of such Tax the recipient shall have received a net amount equal to the payment otherwise required hereby to be made.


7.       FURTHER OBLIGATIONS OF THE VENDOR

7.01 The Vendor undertakes to and with the Purchaser to indemnify the Purchaser or the Company against any liability incurred by the Purchaser or the Company arising from or in connection with the loss of the share certificates representing 110,006,000 Shares of the Sale Shares (i.e., share certificate numbers BLC00013026 and BLC00006473) and the 6,000 Shares which are held by The Bank of New York, in its capacity as the depositary for the Vendor, in its custodian account entitled "unexchanged shares") (collectively hereinafter referred to as the "LOST SHARE CERTIFICATES") by the Vendor and/or the failure by the Vendor to deliver the Lost Share Certificates to the Purchaser at Completion or the Purchaser's request made to the Company or Bank of New York to issue a replacement share certificate in respect of the Shares listed in the Lost Share Certificates or the Purchaser (or its nominee) not being able to be registered as the holder of all of the Sale Shares in the Company's register of members or any claims, losses, expenses, disbursements or other liabilities in connection therewith (collectively referred to herein as the "PURCHASER'S CLAIMS"). The indemnity to which this Clause 7.01 relates includes, without limitation, all payments, costs or expenses arising from or in connection with the settlement of any Purchaser's Claims or the enforcement of any judgement or decision in respect of such Purchaser's Claims.

7.02 If any sum payable by the Vendor under Clause 7.01 shall be subject to Tax (whether by way of deduction or withholding or direct assessment of the person entitled thereto), such payment shall be increased by such an amount as shall ensure that after deduction, withholding or payment of such Tax the recipient shall have received a net amount equal to the payment otherwise required hereby to be made.

7.03 The Vendor undertakes to and with the Purchaser to use its best endeavours to assist the Purchaser in obtaining a replacement share certificate issued by the Company evidencing its ownership of the Shares listed in the Lost Share Certificates or for Bank of New York to arrange for the issue of such replacement share certificate and to procure the Purchaser (or its nominee) to be registered on the Company's register of members as the holder of the Sale Shares. In addition, the Vendor also undertakes to and with the Purchaser to do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary, or which the Purchaser may require, to enable the Purchaser to be issued the foregoing share certificate or to enable the Purchaser (or its nominee) to be registered on the Company's register of members as the holder of the Sale Shares.

7.04 The Vendor hereby irrevocably appoints the Purchaser as its attorney (with full power of substitution) to exercise all rights attaching to the Relevant Shares (as hereinafter defined) before the Purchaser (or its nominee) is registered on the Company's register of members as the holder of the Shares listed in the Lost Share Certificates (the "RELEVANT SHARES"). In addition, the Vendor also agrees to do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to this Clause 7.04 and to comply with its obligations under this Clause 7.04.

7.05 The Vendor shall give all such assistance and provide such information as the Purchaser shall reasonably request from time to time for the purpose of enabling the Purchaser to make returns and provide information as required to any Tax authority and to negotiate any liability to Tax.


8.       RESTRICTION ON ANNOUNCEMENTS

         Each Party undertakes that as from the date of this Deed it will not (save as required by law or the SFC or the Stock Exchange or any rule of any relevant stock exchange) make any announcement in connection with this Deed or the transactions or arrangements contemplated hereunder or referred to herein unless the other Party shall have given its consent to such announcement (which consent may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions), provided that the restrictions contained in this Clause 8 shall not apply so as to prevent the Purchaser from making any disclosure required by law or the Takeovers Code or the Listing Rules or any rule made by the Stock Exchange or the SFC or any disclosure required by any stock exchange, supervisory or regulatory body pursuant to which the Purchaser is subject.


9.       GENERAL

9.01 Each Party shall bear its own costs and disbursements (including stamp duty) of and incidental to this Deed and the sale and purchase hereby agreed to be made.

9.02 Each notice, demand or other communication given or made under this Deed shall be in writing and delivered or sent to the relevant Party at its address stated at the beginning of this Deed (or such other address as the addressee has by five (5) days' prior written notice specified to the other Party).

9.03 This Deed (together with any documents referred to herein) constitutes the whole agreement between the Parties; it is expressly declared by each Party that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

9.04 The provisions of this Deed (including but not limited to the warranties referred to in this Deed and Clauses 7.01, 7.03 and 9.08) which have not been fully performed on Completion shall remain in full force and effect notwithstanding Completion.

9.05 If any provision or part of a provision of this Deed shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Deed, all of which shall remain in full force and effect.

9.06 Any right of rescission conferred upon the Purchaser shall be in addition to and without prejudice to all other rights and remedies available to it (and, without





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

         prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Purchaser may be entitled in respect of the breach of this Deed) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Purchaser of any such other right or remedy.

9.07 No failure or delay by the Purchaser in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

9.08 Upon and after Completion, the Vendor shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Deed and to place control of the Company and its subsidiaries (as defined in the Companies Ordinance) in the hands of the Purchaser.

9.09 This Deed may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Deed but all the counterparts shall together constitute one and the same instrument.


10.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

10.01 This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

10.02 The Vendor hereby appoints the following person as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named below (or its successor) no longer serves as agent of the Vendor for this purpose, the Vendor shall promptly appoint a successor agent and notify the Purchaser thereof. The Vendor agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong (whether or not such agent gives notice thereof to the Vendor):

         Ms. Elsie Chan
         Address: Suites 2303-2306, 23rd Floor, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong

10.03 The Purchaser hereby irrevocably appoints the following person as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named below (or its successor) no longer serves as agent of the Purchaser for this purpose, the Purchaser shall promptly appoint a successor agent and notify the Vendor thereof. The Purchaser agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong (whether or not such agent gives notice thereof to the Purchaser):



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

         Mr. Wu Xiao On (also known as Ng Siu On)
         Address: Suites 2303-2306, 23rd Floor, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong

IN WITNESS WHEREOF the parties hereto have executed this document as a Deed on the date appearing at the head hereof.




THE COMMON SEAL of                              )
CHINESE FINANCIAL EDUCATION                     )
DEVELOPMENT FOUNDATION                          )   SEAL
was hereunto affixed in the presence of:        )
/s/ He Zeng Qiang
-----------------

THE COMMON SEAL of                              )
[NAME IN CHINESE]                               )
(HUACHEN AUTOMOTIVE GROUP                       )   SEAL
HOLDINGS COMPANY LIMITED)                       )
was hereunto affixed in the presence of:        )
/s/ Qin Li
----------


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